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                                                         Exhibit (10)(iii)(A)

                          ((FIRST_NAME)) ((LAST_NAME))

                   NON-QUALIFIED OPTION TO PURCHASE SHARES OF
                 COMMON STOCK UNDER THE HOUGHTON MIFFLIN COMPANY
                          1998 STOCK COMPENSATION PLAN
                               (NON-TRANSFERABLE)

Number of  Shares:  ((SHARES_))                         As of December 1, 1998


Pursuant to its 1998 Stock Compensation Plan (the "Plan"), approved on April 29, 1998, by its shareholders, Houghton Mifflin Company (the "Company"), which term shall include its successors as provided in the Plan, hereby grants to ((FIRST_NAME)) ((LAST_NAME)) (the "Optionee"), an option (the "Option") to purchase, prior to November 30, 2008 (the "Expiration Date"), all or any part of ((SHARES_)) shares of Common Stock of the Company (the "Option Shares") at a price of $42.9375 per share in accordance with the schedule set forth in Section 1 of this Agreement and subject to the terms and conditions set forth hereinafter and in the Plan.

1. VESTING SCHEDULE. Subject to the provisions of Section 4 of this Agreement and except as provided below, this Option shall become vested and exercisable with respect to the following number of Option Shares at the expiration of the following periods from the date of this Option:

--------------------------------------------------
 NUMBER OF OPTION                       DATE
SHARES EXERCISABLE                   EXERCISABLE
--------------------------------------------------
   ((Shares1_))                  December 1, 2002
--------------------------------------------------
   ((Shares2_))                  December 1, 2003
--------------------------------------------------
   ((Shares3_))                  December 1, 2004
--------------------------------------------------

The foregoing vesting schedule notwithstanding, if the Company achieves its stated financial goals of $1 billion in revenue and 17% operating margin and repayment of $200 million of debt by December 31, 2000, then this Option shall become vested and exercisable in full on February 15, 2001.

Notwithstanding the foregoing, this Option shall become fully vested and exercisable with respect to all of the Option Shares in the event of a "Change in Control" of the Company, as defined in Section 11 of the Plan. In any event, this Option shall become fully vested and exercisable with respect to all of the Option Shares six years after the date hereof. Once vested, options shall continue to be exercisable at any time or times prior to the Expiration Date.


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2. MANNER OF EXERCISE. The Optionee may exercise this Option only in the following manner: From time to time prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of an election to purchase some or all vested Option Shares purchasable at the time of such notice. Said notice shall specify the number of shares to be purchased and shall be accompanied by payment therefor in cash or shares of the Company's common stock, valued at their fair market value on the date of exercise. Such shares may be either previously owned by the Optionee or, at the Optionee's election, the Company may withhold shares of the Option Stock equal to all or a portion of the purchase price of the shares then being purchased. Unless otherwise determined by a committee of the Board of Directors of the Company acting under the Plan, the fair market value of the Company's Common Stock on the date of exercise shall be determined by the Company by reference to the last sale price of the Common Stock on the New York Stock Exchange or any applicable national trading and quotation system on that date, or on the next prior trading date if no trading occurred on that date. No Certificates for the shares so purchased will be issued to the Optionee until the Company has completed all steps required by law to be taken in connection with the issue and sale of the shares, including without limitation, receipt of any agreements or representations from the Optionee necessary to prevent a resale or distribution of the shares in violation of federal or state securities laws. If requested upon the exercise of the Option, certificates for shares may be issued in the name of the Optionee jointly with another person with rights of survivorship or in the name of the executor or administrator of the estate of the Optionee, and the foregoing representations and agreements shall be modified accordingly.

3. TRANSFERABILITY. Except as provided in Section 4 of this Agreement, this option is personal to the Optionee, is not transferable by the Optionee in any manner by operation of law or otherwise, and is exercisable, during the Optionee's lifetime, only by him or her.

4. TERMINATION OF EMPLOYMENT. This option, as to any shares not theretofore purchased, shall terminate whenever the Optionee is no longer employed by the Company or a Subsidiary (as defined in the Plan); provided, however, that (a) if such termination of employment results from the Optionee's death or disability as defined in Section 22 of the Internal Revenue Code of 1986, as amended (the "Code"), this Option may be exercised by the Optionee or his or her executors or administrators within one year after his or her death or disability respectively, but only to the extent that this Option was exercisable by the Optionee on the date of death or disability; (b) if such termination of employment occurs by reason of the Optionee's retirement at a time at which the Optionee is at least 55 years of age with at least five (5) years of credited service under the provisions of the Houghton Mifflin Retirement Plan, this Option may be exercised, in accordance with the vesting schedule set forth in
Section 1 above, by the Optionee (or in the event of the Optionee's death by his or her executors or administrators) at any time prior to the earlier of the Expiration Date or expiration of one (l) year after the Optionee's death; and
(c) if such termination is effected by the Company without the consent of the Optionee for reasons other than his or her dishonest or willful misconduct, this Option may be exercised by the Optionee within three (3) months after termination, but only to the extent exercisable on the date of termination. In no such event shall exercise be permitted after the Expiration Date of this Option. No Option will confer upon any Optionee any right with respect to continuance of employment by the Company or a subsidiary, nor will it interfere in any way with any right of his or her employer to terminate his or her employment at any time.


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5. OPTION SHARES. The shares of stock which are the subject of this Option are shares of the Common Stock of the Company as constitute on the date of this Option, subject to adjustment as provided in Section 10 of the Plan.

6. EFFECT OF CERTAIN TRANSACTIONS. In the case of (a) the dissolution or liquidation of the Company, (b) the sale or exchange of all or substantially all of the assets of the Company, or (c) a merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation or in which its outstanding stock is converted into cash or securities of a third party, the Company shall give written notice thereof to the Optionee at least twenty days prior to the effective date of any such transaction or the record date on which shareholders of the Company entitled to participate in such transaction shall be determined, whichever shall first occur, and the Optionee shall be entitled to purchase, subject to the consummation of such transaction, all or any part of the Option Shares which have vested as provided in Section 1 above, during the period in which any such transaction may become effective, and this Option shall expire as to any Option Shares not purchased prior to the effective date of such transaction, unless the Board of Directors otherwise determines.

7. MISCELLANEOUS. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Senior Vice President, Administration and shall be mailed or delivered to the Optionee at his or her address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing. This Agreement is entered into by the Optionee and the Company pursuant to the terms and provisions of the Plan and expressly incorporates herein all of the terms and provisions of the Plan. Notwithstanding anything in this Agreement to the contrary, in the event that any inconsistency arises between any term or provision of the Plan and any term or provision of this Agreement, then the applicable terms and provision of the Plan shall control.

8. INCOME TAX WITHHOLDING. In connection with the exercise of all or any part of the Option granted hereunder, the Company is expressly authorized to take any and all steps it deems necessary to comply with its tax withholding obligations under state and federal laws including without limitation (i) withholding cash in an amount sufficient to satisfy the Company's tax withholding obligations with respect to the Optionee from the compensation then or thereafter payable to the Optionee, (ii) conditioning the delivery of stock to the Optionee upon the payment to the Company of an amount sufficient to satisfy the Company's tax withholding obligations with respect to the Optionee, or (iii) reducing the number of shares deliverable to the Optionee by such number as is sufficient in value to satisfy the Company's tax withholding obligations with respect to the Optionee, provided that such reduction does not cause the Optionee to incur liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.


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                            HOUGHTON MIFFLIN COMPANY

                            By:_____________________________________
                               Senior Vice President, Administration

Receipt is acknowledged of the foregoing Option and its terms and conditions are hereby agreed to as of ((Issuedate)).

                            _______________________________________
                            ((FirstName)) ((LastName))
                            ((Address1))
                            ((City)), ((State)) ((PostalCode))



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